Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Ordinary Shares, par value US$0.001 per share, of China Ming Yang Wind Power Group Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 11, 2011.

Clarity China GenPar Ltd.

By:	/s/ W. Jack Kessler, Jr.
Name:	W. Jack Kessler, Jr.
Title:	Authorized Signatory

Clarity China GenPar, L.P.
By: Clarity China GenPar Ltd., its general partner

By:	/s/ W. Jack Kessler, Jr.
Name:	W. Jack Kessler, Jr.
Title:	Authorized Signatory

Clarity China Partners, L.P.
By: Clarity China GenPar, L.P., its general partner

By:	/s/ W. Jack Kessler, Jr.
Name:	W. Jack Kessler, Jr.
Title:	Authorized Signatory

Clarity MY Co-Invest, L.P.
By: Clarity China GenPar, L.P., its general partner

By:	/s/ W. Jack Kessler, Jr.
Name:	W. Jack Kessler, Jr.
Title:	Authorized Signatory

Clarity China Partners (AI), L.P.
By: Clarity China GenPar, L.P., its general partner

By:	/s/ W. Jack Kessler, Jr.
Name:	W. Jack Kessler, Jr.
Title:	Authorized Signatory